Exhibit 99.1
Warren Ligan or Cindy Klimstra
Investor Relations
+1.408.576.7722
investor_relations@flextronics.com
Renee Brotherton
Vice President, Corporate Communications
+1.408.576.7189
renee.brotherton@flextronics.com
Flextronics Announces Receipt of Requisite Consents in
its Partial Tender Offer and Consent Solicitation for its 6 1/2% and 6 1/4% Senior Subordinated Notes
Singapore, June 19, 2009 — Flextronics International Ltd. (NASDAQ: FLEX) announced today that as of 5:00 p.m., New York City time today, the Early Tender/Consent Deadline for its previously announced cash tender offer (the “Offer”) and consent solicitation (the “Consent Solicitation”), it has received valid tenders and consents from holders of $317.5 million (or approximately 79.5%) and $5.5 million (or approximately 1.4%), respectively, of the aggregate principal amount of its outstanding 6 1/2% Senior Subordinated Notes (the “6 1/2% Notes”) and of $214.3 million (or approximately 53.3%) and $165.8 million (or approximately 41.2%), respectively, of the aggregate principal amount of its outstanding 6 1/4% Senior Subordinated Notes (the “6 1/4% Notes” and together with the 6 1/2% Notes, the “Notes”). Accordingly, the requisite majority consents to adopt the proposed amendments to the restricted payments covenants and certain related definitions contained in each of the indentures under which the Notes were issued have been received.
In accordance with the Offer and the Consent Solicitation, the Company and the trustee under each of the indentures have entered into a supplemental indenture to effect the proposed amendments, which proposed amendments will become operative on the date when amounts payable by Flextronics pursuant to the Offer and the Consent Solicitation with respect to tendered Notes and delivered consents are deposited with the depositary (the “Payment Date”), which is expected to occur promptly following the Expiration Time (as defined below).
Holders of 6 1/2% Notes that validly tendered (and did not validly withdraw) 6 1/2% Notes prior to the Early Tender/Consent Deadline are eligible to receive the applicable Total Consideration set forth in the table below, which includes a consent fee of $10.00 per $1,000 principal amount of Notes, and holders of 6 1/2% Notes that validly delivered (and did not validly revoke) consents, without also tendering the related 6 1/2% Notes, prior to the Early Tender/Consent Deadline are eligible to receive the consent fee of $10.00 per $1,000 principal amount of Notes. Holders of 6 1/4% Notes that validly tendered (and did not validly withdraw) 6 1/4% Notes prior to the Early Tender/Consent Deadline are eligible to receive the applicable Total Consideration set forth in the table below, which includes a consent fee of $10.00 per $1,000 principal amount of Notes (the “Consent Fee”), for their 6 1/4% Notes that are accepted for purchase in the Offer. Holders of 6 1/4% Notes are eligible to receive, in lieu of the Consent Fee, an alternative consent fee of $23.00 per $1,000 principal amount of 6 1/4% Notes for 6 1/4% Notes for which consents were validly delivered (and not validly revoked) prior to the Early Tender/Consent Deadline without the tender of the related 6 1/4% Notes and for 6 1/4% Notes that were validly tendered (and not validly withdrawn) prior to the Early Tender/Consent Deadline but which are not accepted for purchase due to proration.

Holders that validly tender Notes after the Early Tender/Consent Deadline and prior to the Expiration Time will be eligible to receive only the applicable Base Offer Consideration set forth in the table below. In addition to the Total Consideration or the Base Offer Consideration, as the case may be, holders whose Notes are accepted for purchase in the Offer will receive accrued and unpaid interest from and including the last interest payment date up to, but excluding, the Payment Date. Flextronics is offering to purchase up to $100,000,000 of the aggregate principal amount outstanding of each series of Notes. If the aggregate principal amount of 6 1/2% Notes or 6 1/4% Notes tendered exceeds the $100,000,000 maximum acceptance amount of such Notes, tendering holders of the oversubscribed series of Notes will be subject to proration. The proration amount, if any, will be set shortly after the Expiration Time.
The following table provides information with respect to the Offer and the Consent Solicitation and summarizes the Base Offer Consideration, Early Tender Premium, Consent Fee and Total Consideration payable with respect to the 6 1/4% Notes and the 6 1/2% Notes, and the Alternative Consent Fee payable with respect to the 6 1/4% Notes:

		Aggregate
		Principal	Maximum		Early			Alternative
Title of	CUSIP	Amount	Acceptance	Base Offer	Tender	Consent	Total	Consent
Security	Number	Outstanding	Amount	Consideration(1)	Premium(1)	Fee(1)	Consideration(1)	Fee(1)
6 1/2% Senior	33938EAJ6	$399,622,000	$100,000,000	$960.00	$30.00	$10.00	$1,000.00	N/A
Subordinated Notes due 2013
6 1/4% Senior	33938EAN7	$402,090,000	$100,000,000	$910.00	$30.00	$10.00	$950.00	$23.00
Subordinated Notes due 2014
(1) Per $1,000 principal amount of Notes
The Offer is scheduled to expire at 12:00 midnight, New York City time, on June 30, 2009, unless extended or earlier terminated (the “Expiration Time”). Tendered Notes and delivered consents may no longer be withdrawn or revoked.
The Offer and the Consent Solicitation are subject to the satisfaction of certain conditions but are not conditioned on any minimum principal amount of Notes being tendered. The complete terms and conditions of the Offer and the Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement dated May 29, 2009, and the related Consent and Letter of Transmittal, as amended and supplemented from time to time, including by the Supplement dated June 17, 2009 (the “Offer Documents”), copies of which may be obtained by contacting U.S. Bank National Association as the Information Agent at (800) 934-6802, #7, #7 (toll free) or (651) 495-4738.
The Company has engaged Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. to serve as Dealer Managers for the Offer and as Solicitation Agents for the Consent Solicitation. Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. can be contacted at (212) 538-1861 (collect) or (800) 820-1653 (toll free) and (212) 250-6008 (collect) or (866) 627-0391 (toll free), respectively.
This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell any securities nor a solicitation of consents. The Offer and the Consent Solicitation are being made solely pursuant to and on the terms and conditions set forth in the Offer Documents. The Offer and the Consent Solicitation are being made solely to such persons and in such jurisdictions as are permitted under applicable law. No recommendation is made as to whether holders of the Notes should tender their Notes or give consents.

About Flextronics
Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing, consumer, industrial, infrastructure, medical and mobile OEMs. With fiscal year 2009 revenues of US$30.9 billion, Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.
Safe Harbor Statement
Certain statements made in this press release, other than statements of historical fact, are, or may be deemed to be, forward-looking statements. The words “will,” “may,” “designed to,” “believe,” “should,” “anticipate,” “plan,” “expect,” “intend,” “estimate” and similar expressions identify forward-looking statements, which speak only as of the date of this press release. These statements include Flextronics’s plan to purchase up to 25% of the principal amount of each series of Notes in the Offer. These statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include those described in its Annual Report on Form 10-K for the fiscal year ended March 31, 2009, as well as in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements.
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